Exhibit 23.1









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference of our firm under the caption "Experts" and to the use of our report on the December 31, 2001 and 2000 financial statements in Amendment No.2 to Registration Statement Form SB-2 dated April 22, 2002 and the related prospectus of Cyco.net, Inc. for the registration of 41,300,000 units.


/s/ Stark Winter Schenkein & Co., LLP
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April 22, 2002
Denver, Colorado